                                                                    EXHIBIT 99.1

                             Certificate Pursuant to
                             18 U.S.C. Section 1350
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of WGNB Corp. (the "Company") on Form 10-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, L. Leighton Alston, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:


1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ L. Leighton Alston
----------------------------------------------
L. Leighton Alston
President, Chief Executive Officer and
Director (Principal Executive Officer)

March 19, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.